PRESS RELEASE      CONTACT:     CARRIZO OIL & GAS, INC.
                                B. ALLEN CONNELL, DIRECTOR OF INVESTOR RELATIONS
                                FRANK A. WOJTEK, CHIEF FINANCIAL OFFICER
                                (281) 496-1352

CARRIZO OIL & GAS, INC. ANNOUNCES FIRST QUARTER 2003 FINANCIAL RESULTS; REVENUES AND EBITDA REACH RECORD LEVELS

HOUSTON, MAY 1, 2003-- CARRIZO OIL & GAS, INC. (NASDAQ: CRZO) today reported the Company's financial results for the first quarter of 2003, which included the following highlights:

-        PRODUCTION OF 1.94 BCFE, AN INCREASE OF 37 PERCENT OVER FIRST QUARTER
         2002.

-        RECORD QUARTERLY REVENUE OF $10.7 MILLION.

-        NET INCOME OF $2.8 MILLION.

- RECORD EARNINGS BEFORE INTEREST, TAXES, DEPLETION, DEPRECIATION AND AMORTIZATION ("EBITDA"), AS DESCRIBED IN THE TABLE BELOW, OF $7.5 MILLION.

Revenues for the three months ended March 31, 2003 increased 165 percent to $10.7 million as compared to $4.0 million during the quarter ended March 31, 2002. The increase in revenues was driven primarily by a 37 percent increase in production combined with higher prevailing oil and natural gas prices. Production volumes during the three months ended March 31, 2003 were 1.94 Bcfe as compared to 1.42 Bcfe during the first quarter of 2002. Carrizo's average oil sales price increased 45 percent to $29.74 per barrel from $20.50 per barrel during the first quarter of 2002, while the average natural gas sales price increased 121 percent to $5.91 per Mcf from $2.67 per Mcf. The above prices include the cash effect of hedging activities.

The Company reported net income available to common shares of $2.7 million, or $0.19 and $0.16 per basic and diluted share, respectively, for the three months ended March 31, 2003, as compared to $0.1 million, or $0.00 and $0.00 per basic and diluted share, respectively, for the same quarter during 2002. Net income included a charge of $128,000 for the cumulative effect of change in accounting principle related to the implementation of SFAS No. 143, "Accounting for Asset Retirement Obligations" and was net of dividends and accretion of discount on preferred stock ("Preferred Stock Dividends") of $181,000. EBITDA during the first quarter of 2003 increased 238 percent to $7.5 million, or $0.53 and $0.43 per basic and diluted share, respectively, as compared to $2.2 million, or $0.16 and $0.14 per basic and diluted share, respectively, during the first quarter of 2002. EBITDA increased eight percent over fourth quarter 2002 levels.

Oil and gas operating expenses, including production taxes, increased to $1.7 million during the three months ended March 31, 2003 as compared to $1.0 million during the first quarter of 2002, due to higher severance taxes as a result of higher oil and gas prices and the cost of operating an increased number of wells. On a per unit basis, excluding severance taxes, oil and gas operating expenses decreased to $0.48 per Mcfe from $0.52 per Mcfe during the first quarter of 2002.

Depreciation, depletion and amortization expenses ("DD&A") were $3.0 million during the three months ended March 31, 2003 ($1.57 per Mcfe) as compared to $2.0 million ($1.39 per Mcfe) during the first quarter of 2002. The increase in DD&A was due to higher production levels as well as an increase in the DD&A rate primarily due to additions to the proved property cost base.

General and administrative expenses ("G&A") increased to $1.4 million during the three months ended March 31, 2003 from $0.9 million during the same quarter of 2002. The increase in G&A was due primarily to the addition of staff to handle increased drilling activities, higher compensation costs and higher insurance costs. On a per unit basis, G&A increased to $0.71 per Mcfe during first quarter 2003, as compared to $0.65 per Mcfe during first quarter 2002.

"The first quarter 2003 financial results were record breaking in terms of revenue and EBITDA," commented Frank A. Wojtek, Carrizo's Vice President and Chief Financial Officer. "First quarter production averaged over 21.5 MMcfe per day, which, combined with strong commodity prices, allowed the Company to achieve quarterly revenues in excess of $10 million for the first time in Company history. At current prices and anticipated production levels, Carrizo is on a pace to exceed $30 million of EBITDA during 2003, in excess of $2.00 per common share outstanding."

"We are now accelerating the pace of reinvestment of this cash flow into the drilling and further development of our high potential prospect inventory, which we expect will contribute to future production levels, cash flow, reserve growth, and increased shareholder value," commented S.P. Johnson IV, Carrizo's President and Chief Executive Officer. "We presently have two rigs drilling Carrizo-operated wells in Matagorda County and in Liberty County, Texas and expect to spud two additional Company-operated wells shortly. Completion operations are also under way on three recently drilled wells, including two successful wells in Matagorda County where we are performing the completions in stages in light of the multiple pay zones encountered in the wells."

Carrizo Oil & Gas, Inc., is a Houston-based energy company actively engaged in the exploration, development, exploitation and production of oil and natural gas primarily in proven onshore trends along the Texas and Louisiana Gulf Coast regions. Carrizo controls significant prospective acreage blocks and utilizes advanced 3-D seismic techniques to identify potential oil and gas reserves and drilling opportunities.

Statements in this news release, including but not limited to those relating to the Company's or management's intentions, beliefs, expectations, hopes, projections, assessment of risks, estimations, plans or predictions for the future including potential effects or timing, expected 2003 levels of EBITDA, acceleration of reinvestment of cash flow into the drilling and further development of the Company's prospect inventory, including the potential of such prospect inventory and the expected contribution to future production levels, cash flow, reserve growth and shareholder value, the expected timing of drilling of additional wells and other statements that are not historical facts are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward looking statements include the results and dependence on exploratory drilling activities, operating risks, oil and gas price levels, land issues, availability of equipment, weather and other risks described in the Company's Form 10-K for the year ended December 31, 2002 and its other filings with the Securities and Exchange Commission.

                        (Financial Highlights to Follow)

                             CARRIZO OIL & GAS, INC.
                            STATEMENTS OF OPERATIONS
                                   (unaudited)


                                                                                                 THREE MONTHS ENDED
                                                                                                      MARCH 31,
--------------------------------------------------------------------------------------------------------------------------
                                                                                                2003               2002
--------------------------------------------------------------------------------------------------------------------------
Oil and natural gas revenues                                                               $ 10,663,453       $ 4,026,893
--------------------------------------------------------------------------------------------------------------------------

Costs and expenses:
   Oil and natural gas operating expenses                                                     1,719,811         1,012,656
   Depreciation, depletion and amortization                                                   3,035,886         1,969,723
   General and administrative expenses                                                        1,382,671           915,952
   Accretion expense related to asset retirement obligations                                      8,001                 -
   Stock option compensation expense (benefit)                                                   (9,480)          (42,035)
--------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                                                      6,136,889         3,856,296
--------------------------------------------------------------------------------------------------------------------------

Operating income                                                                              4,526,564           170,597
--------------------------------------------------------------------------------------------------------------------------

Other income and expenses, net                                                                   99,914            93,774
Interest income                                                                                  17,743            20,027
Interest expense, net of amounts capitalized                                                     (4,963)                -
--------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                                                    4,639,258           284,398
--------------------------------------------------------------------------------------------------------------------------

Income tax expense                                                                            1,668,740           140,474
--------------------------------------------------------------------------------------------------------------------------

Net income before cumulative effect of change in accounting principle                         2,970,518           143,924
--------------------------------------------------------------------------------------------------------------------------

Dividends and accretion of discount on preferred stock                                          181,045            74,259
--------------------------------------------------------------------------------------------------------------------------

Net income available to common shares before cumulative effect of
  change in accounting principle                                                              2,789,473            69,665
--------------------------------------------------------------------------------------------------------------------------

Cumulative effect of change in accounting principle                                             128,374                 -
--------------------------------------------------------------------------------------------------------------------------

Net income available to common shares                                                      $  2,661,099       $    69,665
==========================================================================================================================

EBITDA (see table below)                                                                   $  7,541,991       $ 2,234,094
==========================================================================================================================

Basic net income per common share:
  Net income before cumulative effect of change in accounting principle                    $       0.20       $      0.00
  Cumulative effect of change in accounting principle                                             (0.01)             0.00
--------------------------------------------------------------------------------------------------------------------------

  Basic net income per common share                                                        $       0.19       $      0.00
==========================================================================================================================

Diluted net income per common share:
  Net income before cumulative effect of change in accounting principle                    $       0.17       $      0.00
  Cumulative effect of change in accounting principle                                             (0.01)             0.00
--------------------------------------------------------------------------------------------------------------------------

Diluted net income per common share                                                        $       0.16       $      0.00
==========================================================================================================================

Basic weighted average common shares outstanding                                             14,198,134        14,128,653
--------------------------------------------------------------------------------------------------------------------------

Diluted weighted average common shares outstanding                                           17,456,766        16,233,807
--------------------------------------------------------------------------------------------------------------------------

                                        (more)

                             CARRIZO OIL & GAS, INC.
                             CONDENSED BALANCE SHEET

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                03/31/03          12/31/02
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            (unaudited)
ASSETS:
  Cash and cash equivalents                                                                  $   7,183,848     $   4,743,459
  Other current assets                                                                           8,837,124         9,358,716
  Net property and equipment                                                                   121,596,441       120,526,484
  Other assets                                                                                     716,558           759,524

-----------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                                                 $ 138,333,971     $ 135,388,183
=============================================================================================================================

LIABILITIES AND EQUITY:
  Accounts payable and accrued liabilities                                                   $  12,563,456     $  13,935,460
  Current maturities of long-term debt                                                           1,610,900         1,608,744
  Long-term notes payable                                                                       12,002,962        12,408,186
  Long-term subordinated notes payable                                                          25,849,058        25,477,844
  Deferred income taxes                                                                          9,220,663         7,666,048
  Other liabilities                                                                              1,357,931         1,102,941
  Convertible participating preferred stock                                                      6,554,318         6,373,273
  Equity                                                                                        69,174,683        66,815,687

-----------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND EQUITY                                                                 $ 138,333,971     $ 135,388,183
=============================================================================================================================

(1) Income tax expense for the quarter ended March 31, 2003 includes a $1,623,740 provision for deferred income taxes and a $45,000 provision for currently payable franchise taxes. Income tax expense for the quarter ended March 31, 2002 includes a $99,539 provision for deferred income taxes and a $40,935 provision for currently payable franchise taxes.

(2)   Long-term notes payable at March 31, 2003 and December 31, 2002 includes a note in the principal amount of $4,875,000 and $5,250,000, respectively, payable by CCBM, Inc. (a wholly-owned subsidiary of the Company) to Rocky Mountain Gas, Inc. recourse solely to CCBM, Inc.'s interests in certain undeveloped oil and natural gas leases in Wyoming and Montana. At March 31, 2003 and December 31, 2002 current maturities of long-term debt include $1,500,000 related to the CCBM, Inc. note.

(3) Subordinated notes payable are presented net of discounts of $406,594 and $428,079 as of March 31, 2003 and December 31, 2002, respectively.

(4) Stock option compensation expense (benefit) is a non-cash charge (benefit) resulting from the change in the price of the stock underlying employee stock options that were repriced in February 2000.

(5) In February 2002, the Company consummated the sale of $6 million of convertible participating preferred stock and warrants to purchase the Company's common stock. Convertible preferred stock is presented net of discounts.

(6) The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards ("SFAS") No. 143, "Accounting for Asset Retirement Obligations" on January 1, 2003, resulting in a charge of $128,374 for the quarter ended March 31, 2003 to record the cumulative effect of the change in accounting principle.

                                     (more)

                             CARRIZO OIL & GAS, INC.
                              NON-GAAP DISCLOSURES
                                   (unaudited)


                                                                                                   THREE MONTHS ENDED
                        Reconciliation of Net Income to EBITDA                                           MARCH 31,
----------------------------------------------------------------------------------------------------------------------------
                                                                                                  2003              2002
----------------------------------------------------------------------------------------------------------------------------
Net income before cumulative effect of change in accounting principle                         $ 2,970,518       $   143,924
----------------------------------------------------------------------------------------------------------------------------

Cumulative effect of change in accounting principle                                               128,374                 -
----------------------------------------------------------------------------------------------------------------------------

Net Income                                                                                    $ 2,842,144       $   143,924
----------------------------------------------------------------------------------------------------------------------------

Adjustments:
  Depreciation, depletion and amortization                                                      3,035,886         1,969,723
  Interest expense, net of amounts capitalized and interest income                                (12,780)          (20,027)
  Income taxes                                                                                  1,668,740           140,474
  Accretion expense related to asset retirement obligations                                         8,001                 -
----------------------------------------------------------------------------------------------------------------------------

EBITDA, as defined                                                                            $ 7,541,991       $ 2,234,094
============================================================================================================================

EBITDA per basic common share                                                                 $      0.53       $      0.16
============================================================================================================================

EBITDA per diluted common share                                                               $      0.43       $      0.14
============================================================================================================================

The Company is using "EBITDA" rather than "cash flow from operations before changes in working capital" in order to be more consistent with recently adopted Regulation G and related SEC rules.

                             CARRIZO OIL & GAS, INC.
                          PRODUCTION VOLUMES AND PRICES
                                   (unaudited)


Production volumes-

    Oil and condensate (Bbls)                                                                     139,070            53,209
    Natural gas (Mcf)                                                                           1,103,602         1,098,616
    Natural gas equivalent (Mcfe)                                                               1,938,022         1,417,870

Average sales prices-

    Oil and condensate (per Bbl)                                                                   $29.74            $20.50
    Natural gas (per Mcf)                                                                           $5.91             $2.67
    Natural gas equivalent (per Mcfe)                                                               $5.50             $2.84


                                      # # #